Exhibit 10.1

115 HARTWELL AVENUE

Lexington, Massachusetts 02421

(the “Building”)

FIRST AMENDMENT

EXECUTION DATE:	December 31, 2016

LANDLORD:	King 115 Hartwell LLC, a Delaware limited liability company

TENANT:	WAVE Life Sciences USA, Inc., a Delaware corporation

ORIGINAL PREMISES:	Approximately 57,561 rentable square feet of laboratory, office and space for Tenant’s PH system equipment (collectively, the “Premises”), located on the first (1st) and second (2nd) floors of the Building as shown on the Lease Plan attached to the Lease as Exhibit 1A.

ADDITIONAL PREMISES:	The Additional Premises contain approximately 33,650 rentable square feet of space in the Building, in the aggregate, and consists of four (4) areas: (i) approximately 32,575 rentable square of additional Office/Lab Premises on the third floor of the Building, (ii) approximately 345 rentable square feet of additional PH Systems Premises on the first floor of the Building, (iii) approximately 88 rentable square feet of additional Loading Dock Premises on the first floor of the Building, and (iv) approximately 642 rentable square feet of additional Penthouse Premises. The Additional Premises are shown on Exhibit 1A, First Amendment, Sheets 1, 2, and 3 attached hereto, except that the additional Penthouse Premises are shown on Exhibit 1B, First Amendment.

DATE OF LEASE:	September 26, 2016

WHEREAS, Tenant desires to lease additional space in the Building, to wit, the Additional Premises, upon the terms and conditions hereinafter set forth; and

WHEREAS, Landlord is willing to lease the Additional Premises to Tenant upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the above-described lease (the “Existing Lease”) is hereby amended as follows (the Existing Lease, as amended by this First Amendment, shall hereinafter be referred to as the “Lease”). Any capitalized terms used herein shall have the same definition as set forth in the Existing Lease, except to the extent otherwise set forth in this First Amendment.

1.	DEMISE OF ADDITIONAL PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Additional Premises. Said demise of the Additional Premises shall be upon all of the terms and conditions set forth in the Lease applicable to the Existing Premises, except as follows:

(A)	The Term Commencement Date with respect to Additional Premises (the “Additional Premises Term Commencement Date”) shall be: (i) the earlier of the date that Tenant first commences to perform any Tenant Improvement Work in the Additional Premises, or (ii) the later of: (x) the Substantial Completion of the Base Building Work, or (y) March 21, 2017;

(B)	Subject to the provisions of Section 3A of this First Amendment, Tenant’s obligation to pay Tenant’s Share of Operating Costs and Tenant’s Share of Taxes with respect to the Additional Premises shall commence as of September 1, 2017 (“Additional Premises Additional Rent Commencement Date”);

(C)	Subject to the provisions of Section 3A of this First Amendment, Tenant’s obligation to pay Base Rent with respect to the Additional Premises shall commence as of October 1, 2017 (“Additional Premises Base Rent Commencement Date”);

(D)	Effective as of the Term Commencement Date with respect to the Additional Premises, (i) all references in the Lease to “Premises” shall be deemed to mean the “Existing Premises” and the “Additional Premises” collectively, (ii) the Premises shall then contain a total of 91,211 rentable square feet, and (iii) Tenant’s Share shall be increased to 100%;

(E)	Tenant’s use of each portion of the Additional Premises shall be subject to the terms and limitations which are applicable to the corresponding portion of the Existing Premises (e.g., the additional Office/Lab Premises may only be used for the uses which Tenant is permitted to use for the Office/Lab Premises which are part of the Existing Premises, the additional Penthouse Premises may only be used for the uses which Tenant is permitted to use for the Penthouse Premises which are part of the Existing Premises and Section 1.6 shall apply to the use of the additional Penthouse Premises, etc.);

(F)	Tenant shall not be entitled to any additional Parking Area Premises as the result of Tenant’s demise of the Additional Premises; and

(G)	In the event of any conflict provisions of the Existing Lease and the provisions of this First Amendment the provisions of this First Amendment shall control.

2.	RENT—ADDITIONAL PREMISES (33,650 Rentable Square Feet)

A. Base Rent. Commencing as of October 1, 2017 and continuing thereafter throughout the remainder of the term of the Lease, Tenant shall pay Base Rent for the Additional Premises in accordance with the schedule set forth below. For the purposes hereof, “Additional

Premises Rent Year” shall be the twelve month period commencing as of the Additional Premises Base Rent Commencement Date, or any anniversary thereof, except that Additional Premises Rent Year 12 shall commence as of the eleventh anniversary of the Additional Premises Base Rent Commencement Date and expire as of the Expiration Date:

Additional Premises Rent Years	Annual Base Rent	Monthly Payment
1	$1,564,725.00	$130,393.75
2	$1,611,666.75	$134,305.56
3	$1,660,016.75	$138,334.73
4	$1,709,817.25	$142,484.77
5	$1,761,111.77	$146,759.31
6	$1,813,945.12	$151,162.09
7	$1,868,363.47	$155,696.96
8	$1,924,414.37	$160,367.86
9	$1,982,146.80	$165,178.90
10	$2,041,611.20	$170,134.27
11	$2,102,859.54	$175,238.30
Commencement of Additional Premises Rent Year 12 – Expiration Date	$2,165,945.33*	$180,495.44

*	Annualized

B. Operating Expenses and Taxes. Tenant’s Share with respect to the Additional Premises shall be 36.89%.

3.	CONDITION OF ADDITIONAL PREMISES

A. Landlord shall have no obligation to perform any Tenant Improvement Work or other work in connection with the preparation of the Additional Premises for Tenant’s occupancy, except that Landlord shall perform the Base Building Work described on Exhibit 3-1 of the Lease to the extent that the same relates to the Additional Premises (“Additional Premises Base Building Work”). Therefore:

(1) The provisions of Article 3 of the Lease shall apply to the Additional Premises, subject to the following:

(a) The term “Landlord’s Work”, as used in Article 3 of the Lease shall, in any context relating to the Additional Premises, be deemed to refer to the Additional Premises Base Building Work.

(b) The term “Initial Portion of the Premises”, as used in Article 3 of the Lease shall, in any context relating to the Additional Premises, be deemed to refer to the Additional Premises.

(c) Section 3.3(a) of the Lease shall have no applicability to the Additional Premises, and, in lieu thereof, the following shall apply:

“(a)

Landlord Delay Days. If the Additional Premises Base Building Work is not substantially complete on or before March 21, 2017, then the Additional Premises Additional Rent Commencement Date and the Additional Premises Base Rent

Commencement Date shall each be extended by the number of days, if any (“Landlord Delay Days”) that Tenant is actually delayed by such delay in the substantial completion of the Additional Premises Base Building Work. For avoidance of doubt, if Tenant is not ready to commence performance of Tenant’s Additional Premises Work, as defined in Section 3B of the First Amendment, on or before the date March 21, 2017 (for example, without limitation, because Tenant does not, on or before March 21, 2017, submit plans and specifications to Landlord for such Tenant Improvement work), then there shall be no Landlord Delay Days and no extension of ether the Additional Premises Additional Rent Commencement Date and the Additional Premises Base Rent Commencement Date.”

(d) Section 3.3(b) shall not apply to the Additional Premises as a separate termination right based upon delays in the performance of the Additional Premises Base Building Work. However, if Tenant properly exercises its termination right pursuant to Section 3.3(b) of the Lease with respect to the Original Premises, such termination shall also apply to the Additional Premises.

(e) Section 3.4 of the Lease shall have no applicability to the Additional Premises.

(2) Exhibit 3 of the Lease shall not apply to the Additional Premises other than Sections 16 (as modified by Section 3C), 17 and 18 thereof.

B. Except for Landlord’s obligation to provide Landlord’s Additional Premises Allowance (as hereinafter defined), Tenant shall take the Additional Premises “as-is”, in the condition in which the Additional Premises is in as of the Additional Premises Commencement Date, without any representation or warranty by Landlord to Tenant, express or implied, of any kind whatsoever. If Tenant desires to make any improvements to the Additional Premises (“Tenant’s Additional Premises Work”), said improvements shall be performed, at Tenant’s cost, subject to Landlord’s Additional Premises Allowance, in accordance with the terms and conditions of Lease, including, without limitation, Section 11 thereof. The following shall be added to the definition of Alterations which Will Remain, as set forth in Section 11 of the Lease: “(iii) Alterations performed in preparing the Additional Premises for Tenant’s occupancy to the extent that they are similar to Landlord’s Work.”

C. Tenant shall receive a tenant improvement allowance (the “Additional Premises Allowance”) for the Additional Premises of up to $4,206,250.00 (i.e., $125.00 per rentable square foot of such Additional Premises) for the purpose of defraying the cost of performing any leasehold improvements Tenant desires to perform in the Additional Premises (the “Tenant’s Additional Premises Work”). The Additional Premises Allowance shall be disbursed in accordance with the terms and conditions applicable to Landlord’s Phase II Contribution, as set forth in Section 16 of Exhibit 3 of the Lease, with $4,206,250.00 being the Maximum Amount relating to the Additional Premises.

4.	PARKING

Effective as of Additional Premises Additional Rent Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall have the right use up to an additional eighty-five (85) Tenant’s Unreserved Parking Spaces in the surface parking area serving the Property as the result of Tenant’s demise of the Additional Premises. Tenant shall not be entitled to any additional Tenant’s Reserved Parking Spaces as the result of Tenant’s demise of the Additional Premises.

5.	ANNUAL BUDGET FOR OPERATING COSTS

So long as Tenant is then leasing the entirety of the rentable area of the Building, Landlord shall deliver, on or before December 1 of each calendar year during the Term of this Lease, deliver a written estimate of Landlord’s good faith Operating Cost budget for the next following calendar year. Landlord agrees, at Tenant’s written request, to meet with Tenant, at a mutually convenient time, on or before the December 15 after Landlord delivers such estimated budget to review and discuss such estimated budget with Tenant.

6.	BROKER

Section 25.3 of the Lease shall have no applicability to the Existing Premises, and, in lieu thereof, the following is substituted in its place:

“Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Jones Lang LaSalle and Colliers International (collectively, “Additional Premises Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Additional Premises Broker.”

7.	DELETED AND INAPPLICABLE LEASE PROVISIONS

Effective as of the date hereof, Section 25.18 (Tenant’s Expansion Option) of the Lease is hereby deleted in its entirety and is of no further force and effect. Article 3, and Exhibit 3 of the Lease (other than as modified by Section 3 above, 17, and 18 of said Exhibit 3) shall have no applicability to the Additional Premises.

8.	CONFLICT

In the event that any of the provisions of the Lease are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.

[Signatures on following page]

EXECUTED under seal as of the date first above written.

LANDLORD:

KING 115 HARTWELL LLC,

a Delaware limited liability company

By: KING FORD LLC,

a Massachusetts limited liability company,

its Manager

By: KING STREET PROPERTIES INVESTMENTS, LLC,

a Massachusetts limited liability company,

its Manager

By: /s/ Thomas Ragno

Name: Thomas Ragno

Title: Manager

TENANT WAVE LIFE SCIENCES USA, INC., a Delaware Corporation

By:	/s/ Kyle Moran
Name: Kyle Moran Title: VP Supply Chain and Operations